UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 6, 2010
Date of Report (date of earliest event reported)

SENORX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3 Morgan, Irvine, California 92618
(Address of principal executive offices)

(949) 362-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 6, 2010, pursuant to the terms of an Agreement and Plan of Merger, dated as of May 4, 2010 (the “Merger Agreement”), by and among SenoRx, Inc., a Delaware corporation (“SenoRx”), C. R. Bard, Inc., a New Jersey corporation (“Bard”) and Raptor Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Bard (“Merger Sub”), Bard completed its acquisition of SenoRx via the merger of Merger Sub with and into SenoRx, with SenoRx continuing as the surviving corporation in the merger and becoming an indirect wholly owned subsidiary of Bard (the “Merger”). The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by SenoRx’s Board of Directors and its stockholders. As previously announced, SenoRx stockholders adopted the Merger Agreement at a special meeting of SenoRx stockholders held on July 1, 2010.

At the effective time and as a result of the Merger, each share of SenoRx common stock issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any SenoRx stockholders who properly exercised statutory appraisal rights and shares owned by SenoRx as treasury stock or otherwise owned by Merger Sub or Bard, was automatically converted into the right to receive $11.00 in cash, without interest and less any applicable withholding of taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release issued by SenoRx on July 6, 2010 announcing the completion of the Merger is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with completion of the Merger, SenoRx notified NASDAQ on July 6, 2010 that, effective as of July 6, 2010, the Merger was completed, and requested that trading of SenoRx common stock on the NASDAQ Global Market be suspended. SenoRx also requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to remove SenoRx’s common stock from listing on the NASDAQ Global Market and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). SenoRx intends to file a certification on Form 15 requesting that SenoRx’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time and as a result of the Merger, each share of  SenoRx common stock issued and outstanding immediately prior to the effective time of the Merger, other than shares held by any SenoRx stockholders who properly exercised statutory appraisal rights and shares owned by SenoRx as treasury stock or otherwise owned by Merger Sub or Bard, was automatically converted into the right to receive $11.00 in cash, without interest and less any applicable withholding of taxes.

In addition, each stock option (whether vested or unvested) to purchase shares of SenoRx common stock outstanding immediately before the effective time of the Merger, to the extent not exercised before such time, was automatically cancelled and converted into the right to receive the excess, if any, of the merger consideration payable in respect of the shares subject to such stock option over the applicable exercise price of such cancelled stock option, without interest, less any applicable withholding of taxes. Each share of restricted stock outstanding immediately before the effective time was converted into the right to receive $11.00 per share, without interest, less any applicable withholding of taxes, and when so converted was automatically cancelled. Each restricted stock unit outstanding immediately before the effective time was converted into the right to receive an amount in cash equal to $11.00 per share, which amount represents the amount per each share of SenoRx common stock underlying each such award each holder of an outstanding restricted stock unit would have been entitled to receive had such restricted stock unit vested in full and been settled immediately prior to the consummation of the Merger, without interest, less any applicable withholding of taxes, and when so converted was automatically cancelled. Each warrant that was outstanding and unexercised immediately before the effective time of the Merger was cancelled and converted into the right to receive the excess, if any, of the merger consideration payable in respect of the shares subject to such warrant over the applicable exercise price of such cancelled warrant, without interest, less any applicable withholding of taxes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

On July 6, 2010, Bard completed its acquisition of 100% of the outstanding voting securities of SenoRx through the Merger. SenoRx is the surviving corporation in the Merger and is now an indirect wholly owned subsidiary of Bard. The aggregate purchase price paid for all equity securities of SenoRx was approximately $213 million.  The purchase price was funded by Bard with cash on hand and short-term borrowings.

The information set forth in Item 3.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on July 6, 2010, the members of the Board of Directors of Merger Sub immediately prior to the effective time of the Merger became the members of the Board of Directors of SenoRx. In addition, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of SenoRx.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on July 6, 2010, the certificate of incorporation and bylaws of SenoRx were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated certificate of incorporation and amended and restated bylaws of SenoRx are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger dated as of May 4, 2010, by and among SenoRx, Inc., C. R. Bard, Inc. and Raptor Acquisition Corp. (incorporated by reference to Exhibit 2.1 to SenoRx’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2010).

3.1	Amended and Restated Articles of Incorporation of SenoRx, Inc.
3.2	Amended and Restated Bylaws of SenoRx, Inc.
99.1	Press Release dated July 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: July 6, 2010	By:	/s/ Kevin J. Cousins
Kevin J. Cousins
Authorized Signatory and Agent